Exhibit 99.1

Deckers Brands Reports Third Quarter Fiscal 2020 Financial Results And Raises Guidance For Full Fiscal Year 2020

•	Third Quarter Fiscal 2020 Sales Increased 7.4% to a Record $938.7 Million

•	Fiscal 2020 Full Year Outlook Raised: Earnings Per Share Now in the Range of $9.40 to $9.50

GOLETA, Calif., Jan. 30, 2020 /PRNewswire/ — Deckers Brands (NYSE: DECK), a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories, today announced financial results for the third fiscal quarter ended December 31, 2019. The Company also provided its financial outlook for the fourth fiscal quarter ending March 31, 2020 and raised its outlook for the full fiscal year ending March 31, 2020.

“Our third quarter results were driven by three of our brands experiencing record levels of quarterly revenue, resulting in an updated outlook that reflects another year of strong top-line growth and earnings expansion,” said Dave Powers, President and Chief Executive Officer. “Heading into the fourth quarter, our brands are intent on maintaining the momentum seen throughout this fiscal year as we are planning continued investment in consumer engagement opportunities and compelling product introductions.”

Throughout this release, references to Non-GAAP financial measures exclude the impact of certain charges relating to retail store closures, tax reform, organizational changes and other one-time or non-recurring amounts. Additional information regarding these Non-GAAP financial measures is set forth under the heading “Non-GAAP Financial Measures” below.

Third Quarter Fiscal 2020 Financial Review

•	Net sales increased 7.4% to $938.7 million compared to $873.8 million for the same period last year. On a constant currency basis, net sales increased 8.4%.

•	Gross margin was 54.1% compared to 53.8% for the same period last year.

•	SG&A expenses were $251.9 million compared to GAAP SG&A expenses last year of $225.4 million and Non-GAAP SG&A expenses last year of $227.8 million.

•	Operating income was $255.8 million compared to GAAP operating income of $244.7 million for the same period last year and Non-GAAP operating income of $242.3 million for the same period last year.

•	Income tax expense was $55.0 million compared to GAAP income tax expense of $48.3 million for the same period last year and Non-GAAP income tax expense of $48.4 million for the same period last year.

•

Diluted earnings per share was $7.14 compared to the GAAP diluted earnings per share of $6.68 for the same period last year and the Non-GAAP diluted earnings per share of $6.59 for the same period last year.

Brand Summary

•	UGG® brand net sales for the third quarter increased 2.6% to $781.1 million compared to $761.0 million for the same period last year.

•	HOKA ONE ONE® brand net sales for the third quarter increased 63.6% to $93.1 million compared to $56.9 million for the same period last year.

•	Teva® brand net sales for the third quarter decreased 25.1% to $17.2 million compared to $22.9 million for the same period last year.

•	Sanuk® brand net sales for the third quarter decreased 34.5% to $8.5 million compared to $12.9 million for the same period last year.

Channel Summary (included in the brand sales numbers above)

•	Wholesale net sales for the third quarter increased 8.9% to $525.1 million compared to $482.2 million for the same period last year.

•

DTC net sales for the third quarter increased 5.6% to $413.7 million compared to $391.6 million for the same period last year. DTC comparable sales for the third quarter increased 4.7% over the same period last year.

Geographic Summary (included in the brand and channel sales numbers above)

•	Domestic net sales for the third quarter increased 12.7% to $645.7 million compared to $573.0 million for the same period last year.

•	International net sales for the third quarter decreased 2.6% to $293.1 million compared to $300.8 million for the same period last year.

Balance Sheet (December 31, 2019 as compared to December 31, 2018)

•	Cash and cash equivalents were $616.9 million compared to $515.9 million.

•	Inventories were $365.9 million compared to $342.0 million.

•	Outstanding borrowings were $37.1 million compared to $31.7 million.

Stock Repurchase Program

During the third quarter, the Company did not repurchase any shares of its common stock. As of December 31, 2019, the Company had $160 million remaining under its stock repurchase authorizations.

Full Year Fiscal 2020 Outlook for the Twelve Month Period Ending March 31, 2020

•	Net sales are now expected to be in the range of $2.150 billion to $2.160 billion.

•	Gross margin is now expected to be approximately 51.5%.

•	SG&A expenses as a percentage of sales are projected to be slightly lower than 36.0%.

•	Operating margin is now expected to be at or slightly better than 15.5%.

•	Effective tax rate expected to be approximately 20.5%.

•	Diluted earnings per share now expected to be in the range of $9.40 to $9.50.

•	The earnings per share guidance excludes any impact from additional share repurchases.

Fourth Quarter Fiscal 2020 Outlook for the Three Month Period Ending March 31, 2020

•	Net sales are expected to be in the range of $392 million to $402 million.

•	Diluted earnings per share are expected to be in the range of $0.35 to $0.45.

•	The earnings per share guidance excludes any impact from additional share repurchases.

Non-GAAP Financial Measures

We present certain Non-GAAP financial measures in this press release, including constant currency, Non-GAAP SG&A expenses, Non-GAAP operating income (loss), Non-GAAP income tax expense (benefit) and Non-GAAP diluted earnings (basic loss) per share, to provide information that may assist investors in understanding our financial results and assessing our prospects for future performance.

Consistent with SEC regulations, we have not provided a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that we may make to our GAAP financial measures in calculating our Non-GAAP financial measures.

We believe these Non-GAAP financial measures are important indicators of our operating performance because they exclude items that are unrelated to, and may not be indicative of, our core operating results, such as charges relating to retail store closures, tax reform, organizational changes and other one-time or non-recurring amounts. In particular, we believe the exclusion of certain costs and one-time amounts allows for a more meaningful comparison of our results from period to period. Further, we report comparable DTC sales on a constant currency basis for DTC operations that were open throughout the current and prior reporting periods, and we may adjust prior reporting periods to conform to current year accounting policies.

These Non-GAAP financial measures, as we calculate them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to Deckers. For example, in order to calculate our constant currency information, we calculate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period, excluding the effects of foreign currency exchange rate hedges and re-measurements in the condensed consolidated balance sheets. These Non-GAAP financial measures are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent we utilize such Non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period. A reconciliation of each of the GAAP financial measures to the most directly comparable Non-GAAP financial measures has been provided under the heading “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the financial statement tables attached to this press release.

Conference Call Information

The Company’s conference call to review the results for the third quarter fiscal year 2020 will be broadcast live today, Thursday, January 30, 2020, at 4:30 pm Eastern Time and hosted at www.deckers.com. You can access the broadcast by clicking on the “Investors” tab and then clicking on the webcast box at the top of the page. A replay of the broadcast will be available for at least 30 days following the conference call and can be accessed under the “Quarterly Earnings” section of the “Investors” tab at the aforementioned website.

About Deckers Brands

Deckers Brands is a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories developed for both everyday casual lifestyle use and high-performance activities. The Company’s portfolio of brands includes UGG®, Koolaburra®, HOKA ONE ONE®, Teva®, and Sanuk®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has over 40 years of history building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding our anticipated financial performance, including our projected net sales, margins, expenses, effective tax rate and earnings (loss) per share, as well as statements regarding our progress towards the achievement of our long term strategic objectives, our ability to compete in our industry, our product and brand positioning and strategies, and our potential repurchase of shares. We have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expected,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

(dollar and share data amounts in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Net sales	$938,735	$873,800	$1,757,779	$1,626,307
Cost of sales	431,103	403,707	847,104	789,362

Gross profit	507,632	470,093	910,675	836,945
Selling, general and administrative expenses	251,866	225,375	589,195	541,229

Income from operations	255,766	244,718	321,480	295,716
Other (income) expense, net	(837)	51	(2,741)	325

Income before income taxes	256,603	244,667	324,221	295,391
Income tax expense	55,010	48,293	64,169	55,052

Net income	201,593	196,374	260,052	240,339
Other comprehensive income (loss), net of tax
Unrealized (loss) gain on cash flow hedges	(973)	(3,128)	207	998
Foreign currency translation gain (loss)	2,667	781	(656)	(10,543)

Total other comprehensive income (loss)	1,694	(2,347)	(449)	(9,545)

Comprehensive income	$203,287	$194,027	$259,603	$230,794

Net income per share
Basic	$7.21	$6.74	$9.12	$8.06
Diluted	$7.14	$6.68	$9.02	$7.99
Weighted-average common shares outstanding
Basic	27,978	29,157	28,515	29,807
Diluted	28,249	29,397	28,832	30,063

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollar amounts in thousands)

	December 31, 2019	March 31, 2019
ASSETS	(UNAUDITED)
Current assets
Cash and cash equivalents	$616,864	$589,692
Trade accounts receivable, net	286,891	178,602
Inventories, net	365,946	278,842
Other current assets	70,149	48,269

Total current assets	1,339,850	1,095,405
Property and equipment, net	209,690	213,796
Operating lease assets	216,420	—
Other noncurrent assets	122,391	118,005

Total assets	$1,888,351	$1,427,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$6,645	$603
Trade accounts payable	244,767	124,974
Operating lease liabilities	47,521	—
Other current liabilities	164,225	124,947

Total current liabilities	463,158	250,524
Mortgage payable	30,430	30,901
Long-term operating lease liabilities	192,562	—
Other long-term liabilities	78,454	100,651

Total long-term liabilities	301,446	131,552
Total stockholders’ equity	1,123,747	1,045,130

Total liabilities and stockholders’ equity	$1,888,351	$1,427,206

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(dollar and share data amounts in thousands, except per share data)

	Three Months Ended December 31, 2018
	GAAP Measures (As Reported)	Restructuring and Other Charges (1)	Non-GAAP Measures (Excluding Items) (2)(3)
Net sales	$873,800		$873,800
Cost of sales	403,707		403,707

Gross profit	470,093		470,093
Selling, general and administrative expenses	225,375	2,425	227,800

Income from operations	244,718	(2,425)	242,293
Other expense, net	51		51

Income before income taxes	244,667	(2,425)	242,242
Income tax expense	48,293		48,448

Net Income	$196,374		$193,794

Net income per share
Basic	$6.74		$6.65
Diluted	$6.68		$6.59
Weighted-average common shares outstanding
Basic	29,157		29,157
Diluted	29,397		29,397

(1)	Adjustments as of December 31, 2018 reflect amounts related to organizational changes and legal matters.
(2)

The effective tax rate for the GAAP measures is 19.7% and the tax rate applied to the Non-GAAP measures is 20.0% for the three months ended December 31, 2018, which represented our expected effective tax rate for the fiscal year 2019.

(3)	Figures may not sum due to rounding.

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(dollar and share data amounts in thousands, except per share data)

	Nine Months Ended December 31, 2018
	GAAP Measures (As Reported)	Restructuring and Other Charges (1)	Non-GAAP Measures (Excluding Items) (2)(3)
Net sales	$1,626,307		$1,626,307
Cost of sales	789,362		789,362

Gross profit	836,945		836,945
Selling, general and administrative expenses	541,229	1,608	542,836

Income from operations	295,716	(1,608)	294,109
Other expense (income), net	325	(445)	(120)

Income before income taxes	295,391	(1,163)	294,229
Income tax expense	55,052		58,794

Net income	$240,339		$235,435

Net income per share
Basic	$8.06		$7.90
Diluted	$7.99		$7.83
Weighted-average common shares outstanding
Basic	29,807		29,807
Diluted	30,063		30,063

(1)

Adjustments as of December 31, 2018 reflect amounts related to restructuring costs, organizational changes, legal matters, and charges in connection with the Company’s refinancing of its prior credit facility.

(2)

The effective tax rate for the GAAP measures is 18.6% and the tax rate applied to the Non-GAAP measures is 20.0% for the nine months ended December 31, 2018. The Non-GAAP tax rate is calculated using the blended Non-GAAP tax rates for the three months ended June 30, 2018, September 30, 2018, and December 31, 2018, respectively.

(3)	Figures may not sum due to rounding.

CONTACT: Investor Contact: Erinn Kohler | VP, Investor Relations & Corporate Planning | Deckers Brands | 805.967.7611